UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

Current Report Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  July 9, 2008 (July 7, 2008)

CAPITOL BANCORP LTD.
(Exact Name of Registrant as Specified in its Charter)
____________________________

Michigan (State or other jurisdiction of incorporation)	001-31708 (Commission File No.)	38-2761672 (IRS Employer Identification No.)

Capitol Bancorp Center
200 Washington Square North, Lansing, Michigan 48933
(Address of Principal Executive Offices)  (Zip Code)

(517) 487-6555
(Registrant’s Telephone Number, Including Area Code)

Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On July 7, 2008, Capitol Trust XII, a statutory trust formed under the laws of the State of Delaware (the “Trust”), issued and sold $33,500,000 aggregate liquidation amount of the Trust’s 10.50% trust preferred securities ($10.00 liquidation amount per security) representing preferred beneficial interests in the Trust (the “Trust Preferred Securities”) pursuant to an underwriting agreement (the “Underwriting Agreement”) dated June 30, 2008, among Capitol Bancorp Ltd. (the “Company”), the Trust and Howe Barnes Hoefer & Arnett, Inc., as representative of the underwriters named in Schedule I thereto (the “Underwriters”), the form of which was filed as Exhibit 1.1 to the Form 8-K that was filed by the Company with the Securities and Exchange Commission (the “SEC”) on June 30, 2008.  Each Trust Preferred Security will pay cash distributions at the annual rate of 10.5% of the stated liquidation amount of $10 per security, payable quarterly in arrears beginning September 30, 2008.  The maturity date of the Trust Preferred Securities is September 30, 2038.  The Trust Preferred Securities are guaranteed by the Company with respect to distributions and payments upon liquidation, redemption and otherwise pursuant to and to the extent set forth in the Preferred Securities Guarantee Agreement, dated as of July 7, 2008, between the Company and Wells Fargo Bank, N.A., as guarantee trustee (the “Guarantee Agreement”).

In connection with the issuance of the Trust Preferred Securities, the Trust also issued $1,036,090 aggregate liquidation amount of its Common Securities (liquidation amount $10 per Common Security) (the “Common Securities”) pursuant to the Amended and Restated Trust Agreement (the “Trust Agreement”), representing undivided beneficial interests in the assets of the Trust.  The entire proceeds from the sale of the Trust Preferred Securities and the Common Securities were used by the Trust to purchase $34,536,090 aggregate principal amount of 10.5% Junior Subordinated Debentures due 2038 of the Company (the “Debentures”).  The Debentures were issued under an Indenture dated as of July 7, 2008 (the “Indenture”) between the Company and Wells Fargo Bank, N.A. (the “Trustee”).

The Trust Preferred Securities, the Debentures and the Guarantee were registered pursuant to a shelf registration statement on Form S-3 (File Nos. 333-151111 and 333-151111-04) (the “Registration Statement”) filed with the SEC on May 22, 2008 as amended by that certain Pre-Effective Amendment No 1. on Form S-3 filed with the SEC on June 5, 2008.  The foregoing descriptions of the Trust Preferred Securities, the Debentures and the Guarantee does not purport to be complete and are qualified in their entirety by reference to the Amended and Restated Trust Agreement, the Indenture and the Guarantee Agreement filed as Exhibits 4.1, 4.2, and 4.3 respectively, to this Report, which are incorporated herein by reference.  The Trust Preferred Securities will be traded on the New York Stock Exchange, Inc. under the symbol "CBC PrB."

ITEM 3.03  MATERIAL MODIFICATION TO RIGHTS OF SECURITY HOLDERS

In connection with the issuance of the Trust Preferred Securities and the related Debentures on July 7, 2008, the ability of the Company to declare or pay dividends on, or purchase, redeem or otherwise acquire, shares of its common stock will be subject to certain restrictions in the event that (i) there shall have occurred any event that would constitute an event of default under the Indenture; (ii) the Company shall be in default with respect to any of its obligations under the Guarantee Agreement; or (iii) the Company shall have given notice of its election to defer payments of interest on the Debentures by extending the interest payment period as provided in this Indenture and such period, or any extension thereof.  These restrictions are set forth in the Indenture, a copy of which is attached hereto as Exhibit 4.3 and is incorporated herein by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS.

    (d) Exhibits.

Exhibit No.	Description
4.1	Indenture for Junior Subordinated Debt Securities relating to Capitol Trust XII
4.2	Amended and Restated Trust Agreement for Capitol Trust XII
4.3	Preferred Securities Guarantee Agreement for Capitol Trust XII

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: July 9, 2008	CAPITOL BANCORP LTD. (Registrant) /s/ Cristin K. Reid Cristin K. Reid Corporate President

INDEX TO EXHIBITS

Exhibit No.	Description
4.1	Indenture for Junior Subordinated Debt Securities relating to Capitol Trust XII
4.2	Amended and Restated Trust Agreement for Capitol Trust XII
4.3	Preferred Securities Guarantee Agreement for Capitol Trust XII